Alliqua Appoints Perry A. Karsen to Board of Directors

CEO of Celgene Cellular Therapeutics To Add Further Depth and Value to Alliqua’s Board

Increases Size of Board to Nine Members

LANGHORNE, PA – December 4, 2013 -- Alliqua, Inc. (OTCQB:ALQAD) (“Alliqua” or the “Company”) has appointed Perry A. Karsen to its Board of Directors, increasing the size of the Board to nine members.

Mr. Karsen, age 58, is Chief Executive Officer of Celgene Cellular Therapeutics, a wholly owned subsidiary of Celgene Corporation, for which Mr. Karsen also serves as Executive Vice President and Chief Operations Officer.

Mr. Karsen said, “Last month, I was pleased to help oversee the licensing of advanced wound care products, Biovance® and Extracellular Matrix (ECM), from Celgene Cellular Therapeutics to Alliqua. I am impressed by Alliqua’s existing suite of wound care products and I look forward to working with Alliqua’s management as Alliqua expands its sales, marketing and distribution initiatives.”

David Johnson, Chief Executive Officer of Alliqua, said, “As part of our transaction with Celgene that was publicly announced on November 19, Celgene received a right to appoint a director to our Board of Directors. I am delighted that Perry Karsen has agreed to assume this role. He possesses a profound knowledge of the wound care space, and has demonstrated a deep commitment to its further development. We are privileged to have him help us as we continue to pursue our corporate goals.”

About Alliqua, Inc.

Alliqua, Inc. (ALQAD) ("Alliqua") is a biopharmaceutical company focused on the development, manufacturing, and distribution of proprietary transdermal wound care and drug delivery technologies. Alliqua's technology platform produces hydrogels, a 3-dimensional cross-linked network of water soluble polymers capable of numerous chemical configurations.

Alliqua currently markets its line of 510(k) FDA-approved hydrogel products for wound care under the SilverSeal® brand, as well as the sorbion sachet S and sorbion sana wound care products. Alliqua's electron beam production process, located at its 16,000 square foot GMP manufacturing facility in Langhorne, PA, allows Alliqua to develop and custom manufacture a wide variety of hydrogels. Alliqua's hydrogels can be customized for various transdermal applications to address market opportunities in the treatment of wounds as well as the delivery of numerous drugs or other agents for pharmaceutical and cosmetic industries. Additionally, Alliqua's drug delivery platform, in combination with certain active pharmaceutical ingredients, can provide pharmaceutical companies with a transdermal technology to enhance patient compliance and potentially extend the patent life of valuable drug franchises.

For additional information, please visit http://www.alliqua.com. To receive future press releases via email, please visit http://ir.stockpr.com/alliqua/email-alerts.

Any statements contained in this press release regarding our ongoing research and development and the results attained by us to-date have not been evaluated by the Food and Drug Administration.

Legal Notice Regarding Forward-Looking Statements

This release contains forward-looking statements. Forward-looking statements are generally identifiable by the use of words like "may," "will," "should," "could," "expect," "anticipate," "estimate," "believe," "intend," or "project" or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties outside of our control that can make such statements untrue, including, but not limited to, inadequate capital, adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, termination of contracts or agreements, technological obsolescence of our products, technical problems with our research and products, price increases for supplies and components, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists and other specific risks. We currently have no commercial products intended to diagnose, treat, prevent or cure any disease. The statements contained in this press release regarding our ongoing research and development and the results attained by us to-date have not been evaluated by the Food and Drug Administration. There can be no assurance that further research and development, and/or whether clinical trial results, if any, will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that we will be able to develop new products on the basis of our technologies. In addition, other factors that could cause actual results to differ materially are discussed in our Annual Report on Form 10-K/A filed with the SEC on May 16, 2013, and our most recent Form 10-Q filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. We undertake no obligation to publicly update or revise our forward-looking statements as a result of new information, future events or otherwise.

Contact:

Alliqua, Inc.
Brian M. Posner, +1-215-702-8550
Chief Financial Officer
bposner@alliqua.com
or
Investor Relations:
Dian Griesel Int'l.
Cheryl Schneider, +1-212-825-3210
cschneider@dgicomm.com
or
Public Relations:
Dian Griesel Int'l.
Susan Forman or Laura Radocaj, +1-212-825-3210
sforman@dgicomm.com
lradocaj@dgicomm.com